                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ________________________

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                            ________________________



                Date of Report (date of earliest event reported):
                                 March 20, 2000


                            ________________________



                                  I-STORM, INC.
                    (Formerly Digital Power Holding Company)

             (Exact name of registrant as specified in its charter)

                            ________________________



             NEVADA                     2-93477-D                 87-0410127
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
      of incorporation)                                      Identification No.)

                       2440 WEST EL CAMINO REAL, SUITE 520
                         MOUNTAIN VIEW, CALIFORNIA 94040
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (650) 962-5420


                            ________________________

ITEM 5.  OTHER EVENTS

I-STORM, INC. ENTERS INTO STOCK SUBSCRIPTION AGREEMENT AND PROFESSIONAL SERVICES AGREEMENT WITH SHERIDAN RESERVE INCORPORATED d/b/a NEVADABOBS.COM

On March 20, 2000, I-Storm, Inc.("I-Storm" or the "Company") entered into a Professional Services Agreement with Sheridan Reserve Incorporated d/b/a NevadaBobs.com, Inc. ("Sheridan") to build and operate "NevadaBobs.com," the dot.com spinoff of Nevada Bob's Golf, Inc., a worldwide specialty golf retailer. Under the Professional Services Agreement, I- Storm will provide the technical architecture and platform for NevadaBob.com's e-store site and will also provide development and implementation services for the site.

         In connection with the transaction, I-Storm has also entered into a subscription agreement with Sheridan to purchase up to 1,350,000 shares, or 7.94% of Sheridan's outstanding common stock at a price of $2.25 Canadian Dollars per share. It is anticipated that the proceeds of Sheridan's payments for I-Storm's professional services will be used for the purchase of Sheridan's common stock. Sheridan's common stock currently trades on the Canadian Dealing Network (CDN:SHRI) exchange.


EXHIBITS          DESCRIPTION
--------          -----------


EXHIBIT 10        PROFESSIONAL SERVICES AGREEMENT AND STATEMENT OF WORK*

EXHIBIT 20        SHERIDAN RESERVE INCORPORATED SUBSCRIPTION AGREEMENT **

EXHIBIT 99.1      PRESS RELEASE



* Confidential treatment will be requested for this agreement pursuant to Rule24b-2 of the Securities Exchange Act of 1934.

**To be promptly submitted by Amendment.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, I-Storm has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  I-STORM, INC.



Date:  March 24, 2000                       By: /S/ Calbert Lai
                                                --------------------------------
                                                Calbert Lai,
                                                President

                                       3